HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

New Issue Marketing Materials

$ 233,960,000 (Approximate)

HomeBanc Mortgage Trust 2007-1
Issuing Entity

HMB Acceptance Corp.
Depositor

HomeBanc Mortgage Corporation.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Bear, Stearns & Co. Inc.
Underwriter

All statistical Information is preliminary and based upon information as of March 1, 2007.

March 23, 2007

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary; the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

 $233,960,000
HomeBanc Mortgage Trust 2007-1, Group I
Hybrid ARM Mortgage Loans
Class	Certificate Size (1)	Expected Ratings (2) (S&P/Moodys)	Credit Enhancement %age (2)	Interest Rate Type	Collateral Type	Certificate Type
Offered Certificates
I-1A-1	$129,671,000	AAA/Aaa	14.80%	WAC (3)	5-Yr. Hybrid	Group I-1 Super Senior PT
I-1A-2	$11,263,000	AAA/Aa1	7.40%	WAC (3)	5-Yr. Hybrid	Group I-1 Senior Support PT
I-2A-1	$53,722,000	AAA/Aaa	14.80%	WAC (5)	7-Yr. Hybrid	Group I-2 Super Senior PT
I-2A-2	$4,666,000	AAA/Aa1	7.40%	WAC (5)	7-Yr. Hybrid	Group I-2 Senior Support PT
I-3A-1	$20,529,000	AAA/Aaa	14.80%	WAC (7)	10-Yr. Hybrid	Group I-3 Super Senior PT
I-3A-2	$1,783,000	AAA/Aa1	7.40%	WAC (7)	10-Yr. Hybrid	Group I-3 Senior Support
I-B-1	$5,385,000	AA/Aa2	5.15%	WAC (9)	Total Portfolio	Crossed Subordinate
I-B-2	$3,949,000	A/A2	3.50%	WAC (9)	Total Portfolio	Crossed Subordinate
I-B-3	$2,992,000	BBB/Baa2	2.25%	WAC (9)	Total Portfolio	Crossed Subordinate
Non-Offered
I-1X	Notional (4)	AAA/Aaa	7.40%	Fixed (4)	5-Yr. Hybrid	Group I-1 Interest Only
I-2X	Notional (6)	AAA/Aaa	7.40%	Fixed (6)	7-Yr. Hybrid	Group I-2 Interest Only
I-3X	Notional (8)	AAA/Aaa	7.40%	Fixed (8)	10-Yr. Hybrid	Group I-3 Interest Only
I-B-4	$3,231,000	BB/NR	0.90%	WAC (9)	Total Portfolio	Crossed Subordinate
I-B-5	$1,197,000	B/NR	0.40%	WAC (9)	Total Portfolio	Crossed Subordinate
I-B-6	$960,219	NR/NR	0.00%	WAC (9)	Total Portfolio	Crossed Subordinate

(1)
The Senior Certificates are subject to a variance of +/-10%. In the case of the Subordinate Certificates, the certificate sizes are subject to a variance required to maintain the ratings as described above.

(2)	The Credit Enhancement percentages are preliminary and are subject to change based up the final pool as of the Cut-Off Date and additional rating agency analysis.

(3)
Up to and including the distribution date in [February 2012], the Class I-1A-1 Certificates and Class I-1A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I Mortgage Loans minus approximately [0.495]%. After the distribution date in [February 2012], the Class I-1A-1 Certificates and Class I-1A-2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group I Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [5.591]%.

(4)
Up to and including the distribution date in [February 2012], the Class I-1X Certificates will bear interest at a fixed pass-through rate equal to approximately [0.495]% based on a notional balance equal to the aggregate current principal balance of the Class I-1A-1 Certificates and Class I-1A-2 Certificates. After the distribution date in [February 2012], the Class I-1X Certificates will not bear any interest.

(5)
Up to and including the distribution date in [February 2014], the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I-2 Mortgage Loans minus approximately [0.645]%. After the distribution date in [February 2014], the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group I-2 Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [5.704]%.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

(6)
Up to and including the distribution date in [February 2014], the Class I-2X Certificates will bear interest at a fixed pass-through rate equal to approximately [0.645]% based on a notional balance equal to the aggregate current principal balance of the Class I-2A-1 Certificates and Class I-2A-2 Certificates. After the distribution date in [February 2014], the Class I-2X Certificates will not bear any interest.

(7)
Up to and including the distribution date in [February 2017], the Class I-3A-1 Certificates and Class I-3A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I-3 Mortgage Loans minus approximately [0.044]%. After the distribution date in [February 2017], the Class I-3A-1 Certificates and Class I-3A-2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group I-3 Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [6.000]%.

(8)
Up to and including the distribution date in [February 2017], the Class I-3X Certificates will bear interest at a fixed pass-through rate equal to approximately [0.044]% based on a notional balance equal to the aggregate current principal balance of the Class I-3A-1 Certificates and Class I-3A-2 Certificates. After the distribution date in [February 2017], the Class I-3X Certificates will not bear any interest.

(9)
The Class I-B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the Current Principal Balance of the related Classes of Class A Certificates. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [6.151]%.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Collateral Description:
As of March 1, 2007, the aggregate principal balance of the Group I Mortgage Loans described herein is approximately $239.3 million. The Group I Mortgage Loans are conventional, adjustable rate One-Year LIBOR or Six-Month LIBOR indexed mortgage loans with initial rate adjustments occurring five, seven or ten years after the date of origination (“Hybrid ARMs”), divided into three loan groups. The Group I Mortgage Loans are secured by first liens on one- to four-family residential properties. Approximately 99.28% (by principal balance) of the loans allow for payments of interest only for a term equal to 120 months from origination. After such interest only period, such mortgage loans will fully amortize over the remaining term. The remaining mortgage loans fully amortize over their original term (generally 30 years). None of the Group I Mortgage Loans have prepayment penalties. Please see below and Exhibit I attached hereto for further description of the Group I Mortgage Loans.

	% of	Gross	Net	WAM	Gross	Net	Initial	Period	Max	Mos to Roll
Group	Pool	WAC	WAC	(mos.)	Margin	Margin	Cap	Cap	Rate
Group I-1	63.59	6.411%	6.086%	359	2.250%	1.925%	5.215%	1.637%	12.450%	59
Group I-2	26.34	6.659%	6.349%	360	2.250%	1.940%	5.295%	1.365%	12.715%	83
Group I-3	10.07	6.366%	6.044%	359	2.250%	1.928%	5.000%	2.000%	12.366%	119
Totals:	100.00	6.472%	6.151%	359	2.250%	1.929%	5.214%	1.602%	12.511%	71

NOTE: the information related to the Group I Mortgage Loans described herein reflects information as of March 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the Group I Mortgage Loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease of up to 10% from amounts shown on the front cover hereof.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Issuing Entity:	HomeBanc Mortgage Trust 2007-1, a Delaware statutory trust.

Depositor:	HMB Acceptance Corp.

Originator, Servicer, Mortgage Loan Seller and Sponsor:	HomeBanc Mortgage Corporation.

Custodian and Indenture Trustee:	U.S. Bank National Association.

Delaware Trustee:	Wilmington Trust Company.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Underwriter:	Bear, Stearns & Co. Inc.

Cut-off Date:	March 1, 2007.

Closing Date:	March 30, 2007.

Final Scheduled Distribution Date:	April 25, 2047 (there is one loan that has a forty year maturity)

Rating Agencies:	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investor Service, Inc.

Tax Structure:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Optional Clean-Up Call:
The terms of the transaction allow for a clean-up call of the Group I Mortgage Loans and the retirement of the Certificates, which may be exercised once the aggregate principal balance of the Group I Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Distribution Date:	25th day of each month (or the next business day), commencing April 25, 2007.

Certificates:
The trust will issue the Class I-1A-1, Class I-1A-2, Class I-1X, Class I-2A-1, Class I-2A-2, Class I-2X, Class I-3A-1, Class I-3A-2, Class I-3X and the Class I-R Certificates, which are also referred to collectively herein as the Senior Certificates. The trust will also issue the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, which are sometimes referred to herein as the Subordinate Certificates. The Senior Certificates will represent interests principally in the related loan group set forth in the table above. The Subordinate Certificates represent interest in all loan groups.

Class A Certificates:	The Class I-1A-1, Class I-1A-2, Class I-2A-1, Class I-2A-2, Class I-3A-1 and Class I-3A-2 Certificates.

Class X Certificates:	The Class I-1X, Class I-2X and Class I-3X Certificates.

Class B Certificates:	The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

Offered Certificates:	The Class A, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

Non-Offered Certificates:	The Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

Remittance Type:	Scheduled/Scheduled.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and Euroclear.

ERISA Considerations:
The Offered Certificates are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should review very carefully with its legal advisors whether the purchase or holding of any Certificates is a prohibited transaction or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Offered Certificates, other than the Class I-B-2 and Class I-B-3 Certificates, are expected to constitute “mortgage related securities” for purposes of SMMEA.

Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1,000 in excess thereof.

Record Date:	With respect to the Certificates and any Distribution Date, the last day of the prior calendar month.

Delay Days:	With respect to the Certificates, 24 days.

Interest Accrual Period:
The Interest Accrual Period on the Certificates and any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs prior to such Distribution Date. Distributions of interest on the certificates will be based on a 360-day year and a 30 day month.

Prepayment Period:	The Prepayment Period with respect to any Distribution Date is the calendar month immediately proceeding the month in which such Distribution Date occurs.

Compensating Interest:
On each Distribution Date, the Servicer is required to pay Compensating Interest up to the amount of the aggregate monthly Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the Group I Mortgage Loans that occurred during the Prepayment Period.

Monthly Advances:
An advance made by the Servicer or Master Servicer, as applicable, with respect to delinquent payments of principal and interest on the Group I Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate. The Servicer will be obligated to make such advances to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. If the Servicer fails to make delinquency advances, the Master Servicer will be obligated to make such advances.

Prepayment Assumption:
The Offered Certificates will be priced based on the following collateral prepayment assumption: 25% CPB. CPB represents the CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

Servicing Fee:
With respect to each Group I Mortgage Loan, a fee that accrues at the related Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month per annum. The Servicer will be paid a monthly fee, calculated as 0.25% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the Group I Mortgage Loans with balances conforming to guidelines set by Fannie Mae and Freddie Mac. The Servicer will be paid a monthly fee of 0.25% annually without any regard to first adjustment date for all Group I Mortgage Loans with balances that do not conform to guidelines set by Fannie Mae and Freddie Mac. The weighted average Servicing Fee Rate for the Group I Mortgage Loans is [0.321]%.

Underwriting Standards:	The Group I Mortgage Loans were underwritten to the guidelines of the Originator as more fully described in the Preliminary Prospectus Supplement.

Credit Enhancement:
Credit Enhancement for the certificates will be provided by a senior/subordinate shifting interest structure with each class of Senior Support Certificates. The Senior Support Certificates for each Loan Group provide credit support for the Super Senior Certificates. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Cash-Flow Description:
Distributions on the certificates will be made on the 25th day of each month (or next business day), beginning in April 2007. The payments to the certificates, to the extent of available funds, will be made according to the following priority:

Available Funds:

Group I Available Funds
1)    Payments of interest to the holders of the Class I-1A-1, Class I-1A-2 and Class I-1X Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 4 hereof); and
2)    Payments of principal to the holders of the Class I-1A-1 Certificates and Class I-1A-2 Certificates based on their respective Current Principal Amounts, in an amount equal to the Senior Optimal Principal Amount for Mortgage Loan Group I-1.

Group II Available Funds
1)    Payments of interest to the holders of the Class I-2A-1, Class I-2A-2 and Class I-2X Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 4 and 5 hereof); and
2)    Payments of principal to the holders of the Class I-2A-1 Certificates and Class I-2A-2 Certificates based on their respective Current Principal Amounts, in an amount equal to the Senior Optimal Principal Amount for Mortgage Loan Group I-2.

Group III Available Funds
3)    Payments of interest to the holders of the Class I-3A-1, Class I-3A-2 and Class I-3X Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 5 hereof); and
4)    Payments of principal to the holders of the Class I-3A-1 Certificates and Class I-3A-2 Certificates based on their respective Current Principal Amounts, in an amount equal to the Senior Optimal Principal Amount for Mortgage Loan Group I-3.

Class B Certificates Available Funds
1)    Payment of interest sequentially to the Class I-B Certificates, the interest due and payable for such distribution date;
2)    Payment of interest remaining undistributed from previous distribution dates sequentially to the Class I-B Certificates; and
3)    Such class’s allocable share of principal distributions for such distribution date.

Senior Prepayment Percentage:
The Senior Certificates in each Loan Group will be entitled to receive 100% of the prepayments on the Group I Mortgage Loans up to and including March 2014 (the “Senior Prepayment Percentage”). The Senior Prepayment Percentage for each Loan Group can be reduced to the Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinated Percentage over each of the next five years, respectively, provided that (i) the principal balance of the Group I Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the related Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Group I Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% of the Original Subordinate Principal Amount for each test date in each of the first five years, repectively.

Notwithstanding the foregoing, if after 3 years the then current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Group I Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Group I Mortgage Loans do not exceed (a) on or prior to March 2010, 20% of the Original Subordinate Principal Amount or (b) after March 2010, 30% of the Original Subordinate Principal Amount of the Subordinate Certificates, then prepayments will be allocated on a pro rata basis.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the prepayments on the Group I Mortgage Loans can be allocated to the subordinate classes.

Current Principal Amount:
With respect to any certificate as of any Distribution Date, will equal such certificate’s initial principal amount on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate, (2) the principal portion of all realized losses previously allocated to such certificate, and (3) solely in the case of a Subordinate certificate, such certificate’s pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates; provided that, the Current Principal Amount of any class of Subordinate Certificates with the highest payment priority to which realized losses have been allocated shall be increased by the amount of any subsequent recoveries on the Group I Mortgage Loans not previously allocated, but not by more than the amount of realized losses previously allocated to reduce the Current Principal Amount of that certificate.

Senior Optimal Principal Amount:
With respect to each of the Group I-1, Group I-2 and Group I-3 Senior Certificates, other than the Class X Certificates, and each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of each of the Group I-1, Group I-2 and Group I-3 Senior Certificates as applicable, immediately prior to such Distribution Date):

1)    the applicable Senior Percentage of the principal portion of all monthly payments due on the Group I Mortgage Loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

2)    the applicable Senior Prepayment Percentage of the scheduled principal balance of each Group I Mortgage Loan in the related Loan Group which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

3)    the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

4)    the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all net liquidation proceeds allocable to principal received in respect of each Group I Mortgage Loan in the related Loan Group which became a liquidated Group I Mortgage Loan during the related Prepayment Period (other than Group I Mortgage Loans described in the immediately following clause (ii)) and all subsequent recoveries received in respect of each liquidated Group I Mortgage Loan in the related Loan Group during the related Due Period and (ii) the scheduled principal balance of each such Group I Mortgage Loan in the related Loan Group purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the scheduled principal balance of each Group I Mortgage Loan in the related Loan Group which became a liquidated Group I Mortgage Loan during the related Prepayment Period (other than the Group I Mortgage Loans described in the immediately following clause (ii)) and all subsequent recoveries received during the related Due Period and (ii) the scheduled principal balance of each such Group I Mortgage Loan in the related Loan Group that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

5)    the applicable Senior Prepayment Percentage of the sum of (a) the scheduled principal balance of each Group I Mortgage Loan in the related Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the scheduled principal balance of each Group I Mortgage Loan in the related Loan Group that has been replaced by the Sponsor with a substitute Group I Mortgage Loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the scheduled principal balance of each such substitute mortgage loan.

Senior Percentage:
With respect to each Loan Group and any Distribution Date, the lesser of (a) 100% and (b) the percentage obtained by dividing the aggregate Current Principal Amount of the Senior Certificates related to such Loan Group, other than the Interest Only Certificates, immediately prior to such Distribution Date, by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in such Loan Group as of the beginning of the related Due Period.

Subordinate Percentage:	As of any Distribution Date and with respect to any Loan Group, 100% minus the related Senior Percentage for the Senior Certificates related to such Loan Group.

Original Subordinate Principal Amount:	The aggregate Current Principal Amount of the Subordinate Certificates as of the Closing Date.

Subordinate Certificate Writedown Amount:
With respect to the Subordinate Certificates, the amount by which (x) the sum of the Current Principal Amounts of the certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the certificates on such distribution date) exceeds (y) the Scheduled Principal Balances of the mortgage loans on the Due Date related to such distribution date.

Allocation of Losses:
Realized Losses on the Mortgage Loans will be allocated, in reverse order of priority, to the most junior class of certificates outstanding, beginning with the Class I-B-6 Certificates, until the Current Principal Balance of each such Class of Subordinate Certificates has been reduced to zero.

Thereafter, realized losses on the Group I-1 Mortgage Loans will be allocated first to the Class I-1A-2 Certificates until zero and then to the Class I-1A-1 Certificates, realized losses on the Group I-2 Mortgage Loans will be allocated first to the Class I-2A-2 Certificates until reduced to zero and then to the Class I-2A-1 Certificates and realized losses on the Group I-3 Mortgage Loans will be allocated first to the Class I-3A-2 Certificates until reduced to zero and then to the Class I-3A-1 Certificates.

Static Pool Information:
Information concerning the Sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.hmbtstaticpool.com/. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely to not be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Collateral Characteristics - Exhibit I
Total Group I Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	239,348,219	48,000	3,000,000
Average Scheduled Principal Balance	407,748
Number of Mortgage Loans	587

Weighted Average Gross Coupon	6.47%	5.00%	8.63%
Weighted Average FICO Score	734	625	817
Weighted Average Original LTV	77.16%	27.03%	100.00%
Weighted Average CLTV	81.96%	27.03%	100.00%
Weighted Average DTI	29.69%	2.28%	58.58%

Weighted Average Original Term	360	360	480
Weighted Average Stated Remaining Term	359	355	480
Weighted Average Seasoning	1	0	5

Weighted Average Gross Margin	2.25%	2.25%	2.25%
Weighted Average Minimum Interest Rate	1.93%	1.32%	2.00%
Weighted Average Maximum Interest Rate	12.51%	11.00%	14.63%
Weighted Average Initial Rate Cap	5.21%	0.00%	7.38%
Weighted Average Subsequent Rate Cap	2.00%	2.00%	Uncapped
Weighted Average Months to Roll	71	55	121

Maturity Date		October 1, 2036	March 1, 2047
Maximum Zip Code Concentration	34786 (2.78%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	99.28%	Single Family	29.10%
Weighted Average IO Term (Non-Zero)	120	2 - 4 Units	0.73%
Not Interest Only	0.72%	Condo	14.71%
		Planned Unit Development	54.86%
First Lien	100.00%	Townhouse	0.61%
Second Lien	0.00%
		Top 5 States:
Full Documentation	47.18%	Florida	66.35%
		Georgia	26.39%
Purchase	59.29%	North Carolina	6.03%
Cash Out Refinance	18.38%	South Carolina	1.03%
Rate/Term Refinance	16.66%	Tennessee	0.20%
Construction-to-Perm*	5.67%

Primary	74.85%
Investment	8.17%
Second / Vacation	16.98%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5/1LIBOR IO	241	124,549,273	52.04	6.217	741	516,802	81.16	51.90
5/6LIBOR	4	846,620	0.35	7.514	723	211,655	82.27	7.37
5/6LIBOR IO	118	26,801,621	11.20	7.277	708	227,132	84.57	12.71
7/1LIBOR IO	82	43,041,708	17.98	6.378	738	524,899	81.32	66.07
7/6LIBOR	5	879,549	0.37	8.033	723	175,910	87.18	20.10
7/6LIBOR IO	88	19,133,651	7.99	7.228	701	217,428	85.26	9.61
10/1LIBOR IO	49	24,095,796	10.07	6.366	749	491,751	81.57	59.57
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 - 50,000	1	48,000	0.02	8.250	780	48,000	100.00	0.00
50,001 - 100,000	46	3,814,357	1.59	7.844	716	82,921	93.33	41.18
100,001 - 150,000	67	8,250,437	3.45	7.606	705	123,141	91.92	25.48
150,001 - 200,000	57	9,948,525	4.16	7.322	710	174,536	93.14	26.27
200,001 - 250,000	43	9,452,401	3.95	7.150	707	219,823	89.31	23.23
250,001 - 300,000	29	7,745,347	3.24	6.896	711	267,081	88.92	24.23
300,001 - 350,000	20	6,420,858	2.68	7.004	713	321,043	93.52	10.12
350,001 - 400,000	21	7,882,995	3.29	7.167	718	375,381	88.85	33.30
400,001 - 450,000	59	25,426,206	10.62	6.451	733	430,953	86.16	47.58
450,001 - 500,000	72	34,438,633	14.39	6.291	737	478,314	83.59	50.02
500,001 - 550,000	34	17,890,648	7.47	6.416	742	526,196	80.93	44.04
550,001 - 600,000	37	21,420,548	8.95	6.235	741	578,934	84.22	54.20
600,001 - 650,000	27	17,054,834	7.13	6.231	741	631,661	79.65	48.00
650,001 - 700,000	19	12,958,167	5.41	6.145	740	682,009	77.96	46.75
700,001 - 750,000	10	7,302,601	3.05	6.052	743	730,260	79.95	69.79
750,001 - 800,000	11	8,477,350	3.54	6.031	729	770,668	80.56	81.41
800,001 - 850,000	5	4,157,500	1.74	6.246	755	831,500	80.82	79.76
850,001 - 900,000	5	4,384,300	1.83	6.099	742	876,860	74.58	19.84
900,001 - 950,000	2	1,845,000	0.77	6.313	728	922,500	80.55	100.00
950,001 - 1,000,000	7	6,886,338	2.88	5.898	730	983,763	71.48	42.21
1,100,001 - 1,200,000	4	4,592,100	1.92	6.121	746	1,148,025	74.42	75.57
1,300,001 - 1,400,000	4	5,311,574	2.22	6.687	726	1,327,893	61.29	100.00
1,400,001 - 1,500,000	3	4,406,250	1.84	6.162	785	1,468,750	62.36	65.96
1,500,001 +	4	9,233,250	3.86	5.920	763	2,308,313	57.98	53.07
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000 - 5.499	9	6,738,114	2.82	5.162	755	748,679	66.59	36.06
5.500 - 5.999	80	48,088,085	20.09	5.749	737	601,101	77.32	56.57
6.000 - 6.499	150	80,659,334	33.70	6.180	746	537,729	77.66	53.78
6.500 - 6.999	119	53,570,089	22.38	6.672	731	450,169	84.51	53.95
7.000 - 7.499	85	25,595,743	10.69	7.189	725	301,126	93.84	30.61
7.500 - 7.999	57	10,793,592	4.51	7.687	696	189,361	92.24	11.10
8.000 - 8.499	76	11,441,313	4.78	8.205	705	150,544	91.79	15.64
8.500 - 8.999	11	2,461,950	1.03	8.521	682	223,814	85.91	7.38
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
First Lien	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
No	9	1,726,169	0.72	7.778	723	191,797	84.77	13.86
Yes	578	237,622,050	99.28	6.462	734	411,111	81.94	47.42
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.250	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10.751 - 11.000	3	2,907,363	1.21	5.000	780	969,121	60.64	17.89
11.001 - 11.250	3	2,092,025	0.87	5.211	743	697,342	72.85	68.93
11.251 - 11.500	12	7,027,106	2.94	5.469	726	585,592	72.27	67.97
11.501 - 11.750	31	20,727,465	8.66	5.698	741	668,628	77.18	68.81
11.751 - 12.000	70	39,755,583	16.61	5.939	743	567,937	78.06	48.01
12.001 - 12.250	61	36,630,434	15.30	6.179	751	600,499	76.22	54.74
12.251 - 12.500	65	34,633,222	14.47	6.433	734	532,819	80.96	61.65
12.501 - 12.750	41	18,871,855	7.88	6.687	730	460,289	87.86	68.48
12.751 - 13.000	92	33,508,379	14.00	6.672	731	364,222	84.30	30.21
13.001 - 13.250	41	12,363,687	5.17	7.206	729	301,553	93.56	26.17
13.251 - 13.500	36	9,443,934	3.95	7.410	701	262,331	93.15	20.94
13.501 - 13.750	28	4,602,250	1.92	7.692	698	164,366	93.94	14.30
13.751 - 14.000	31	5,100,964	2.13	7.929	707	164,547	94.28	20.04
14.001 - 14.250	45	5,918,700	2.47	8.188	699	131,527	88.75	18.75
14.251 - 14.500	27	5,356,451	2.24	8.423	703	198,387	90.63	7.09
14.501 - 14.750	1	408,800	0.17	8.625	672	408,800	95.00	0.00
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	4	1,100,900	0.46	6.954	712	275,225	97.45	12.72
4.250	1	418,000	0.17	7.125	680	418,000	100.00	100.00
5.000	367	190,167,878	79.45	6.266	741	518,169	81.11	56.20
5.125	1	139,500	0.06	7.875	671	139,500	95.82	0.00
5.625	2	510,200	0.21	7.500	663	255,100	94.99	0.00
5.750	1	202,900	0.08	7.375	667	202,900	94.99	0.00
6.000	160	30,781,403	12.86	7.731	697	192,384	87.92	14.67
6.125	11	3,238,165	1.35	6.875	723	294,379	83.26	0.00
6.250	6	1,966,468	0.82	6.750	725	327,745	80.21	0.00
6.375	3	748,250	0.31	6.625	677	249,417	87.72	0.00
6.500	7	2,170,550	0.91	6.500	736	310,079	72.31	0.00
6.625	8	1,401,355	0.59	6.375	698	175,169	87.23	0.00
6.750	6	1,675,700	0.70	6.250	716	279,283	74.34	0.00
6.875	2	1,147,200	0.48	6.125	739	573,600	80.00	0.00
7.000	3	970,600	0.41	6.000	709	323,533	77.87	0.00
7.125	2	743,000	0.31	5.875	706	371,500	67.67	0.00
7.250	1	684,700	0.29	5.750	716	684,700	70.23	0.00
7.375	2	1,281,450	0.54	5.625	763	640,725	73.54	75.77
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Uncapped	215	47,661,441	19.91	7.275	705	221,681	84.85	11.51
2.000	372	191,686,778	80.09	6.272	741	515,287	81.24	56.05
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.125	1	139,500	0.06	7.875	671	139,500	95.82	0.00
5.625	2	510,200	0.21	7.500	663	255,100	94.99	0.00
5.750	1	202,900	0.08	7.375	667	202,900	94.99	0.00
6.000	532	222,468,181	92.95	6.474	735	418,173	82.17	50.32
6.125	11	3,238,165	1.35	6.875	723	294,379	83.26	0.00
6.250	6	1,966,468	0.82	6.750	725	327,745	80.21	0.00
6.375	3	748,250	0.31	6.625	677	249,417	87.72	0.00
6.500	7	2,170,550	0.91	6.500	736	310,079	72.31	0.00
6.625	8	1,401,355	0.59	6.375	698	175,169	87.23	0.00
6.750	6	1,675,700	0.70	6.250	716	279,283	74.34	0.00
6.875	2	1,147,200	0.48	6.125	739	573,600	80.00	0.00
7.000	3	970,600	0.41	6.000	709	323,533	77.87	0.00
7.125	2	743,000	0.31	5.875	706	371,500	67.67	0.00
7.250	1	684,700	0.29	5.750	716	684,700	70.23	0.00
7.375	2	1,281,450	0.54	5.625	763	640,725	73.54	75.77
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	586	238,728,219	99.74	6.472	734	407,386	81.94	47.04
480	1	620,000	0.26	6.250	740	620,000	90.00	100.00
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
355	12	2,570,585	1.07	7.027	715	214,215	86.80	21.00
356	26	6,650,472	2.78	6.776	719	255,787	85.93	59.14
357	41	12,831,661	5.36	6.644	727	312,967	81.43	58.96
358	134	57,175,826	23.89	6.244	735	426,685	80.21	57.74
359	176	76,316,632	31.89	6.473	733	433,617	81.69	42.64
360	197	83,183,042	34.75	6.561	737	422,249	82.97	41.73
480	1	620,000	0.26	6.250	740	620,000	90.00	100.00
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
55	10	2,172,635	0.91	7.104	715	217,264	85.78	14.54
56	12	2,682,183	1.12	6.717	722	223,515	89.38	58.08
57	29	8,330,417	3.48	6.712	728	287,256	83.49	61.66
58	74	36,553,856	15.27	6.086	735	493,971	79.29	57.01
59	106	45,444,373	18.99	6.422	734	428,720	81.17	37.65
60	97	46,038,550	19.23	6.489	739	474,624	81.62	41.62
61	35	10,975,500	4.59	6.681	734	313,586	89.08	36.40
79	2	397,950	0.17	6.609	714	198,975	92.35	56.29
80	13	3,737,429	1.56	6.805	714	287,495	83.21	63.56
81	6	1,447,544	0.60	6.796	700	241,257	81.75	74.12
82	52	16,802,135	7.02	6.571	735	323,118	83.15	57.73
83	52	21,036,959	8.79	6.660	726	404,557	81.33	40.32
84	44	17,131,922	7.16	6.725	726	389,362	81.88	44.72
85	6	2,500,970	1.04	6.502	710	416,828	92.45	37.48
116	1	230,860	0.10	7.000	772	230,860	90.00	0.00
117	6	3,053,700	1.28	6.387	738	508,950	75.68	44.41
118	8	3,819,836	1.60	6.316	737	477,479	76.07	64.74
119	18	9,835,300	4.11	6.309	745	546,406	84.87	70.68
120	9	4,051,800	1.69	6.327	773	450,200	82.94	35.64
121	7	3,104,300	1.30	6.591	751	443,471	81.27	68.62
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2011-10	10	2,172,635	0.91	7.104	715	217,264	85.78	14.54
2011-11	12	2,682,183	1.12	6.717	722	223,515	89.38	58.08
2011-12	29	8,330,417	3.48	6.712	728	287,256	83.49	61.66
2012-01	74	36,553,856	15.27	6.086	735	493,971	79.29	57.01
2012-02	106	45,444,373	18.99	6.422	734	428,720	81.17	37.65
2012-03	97	46,038,550	19.23	6.489	739	474,624	81.62	41.62
2012-04	35	10,975,500	4.59	6.681	734	313,586	89.08	36.40
2013-10	2	397,950	0.17	6.609	714	198,975	92.35	56.29
2013-11	13	3,737,429	1.56	6.805	714	287,495	83.21	63.56
2013-12	6	1,447,544	0.60	6.796	700	241,257	81.75	74.12
2014-01	52	16,802,135	7.02	6.571	735	323,118	83.15	57.73
2014-02	52	21,036,959	8.79	6.660	726	404,557	81.33	40.32
2014-03	44	17,131,922	7.16	6.725	726	389,362	81.88	44.72
2014-04	6	2,500,970	1.04	6.502	710	416,828	92.45	37.48
2016-11	1	230,860	0.10	7.000	772	230,860	90.00	0.00
2016-12	6	3,053,700	1.28	6.387	738	508,950	75.68	44.41
2017-01	8	3,819,836	1.60	6.316	737	477,479	76.07	64.74
2017-02	18	9,835,300	4.11	6.309	745	546,406	84.87	70.68
2017-03	9	4,051,800	1.69	6.327	773	450,200	82.94	35.64
2017-04	7	3,104,300	1.30	6.591	751	443,471	81.27	68.62
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18
Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6 Month Libor	215	47,661,441	19.91	7.275	705	221,681	84.85	11.51
1 Year Libor	372	191,686,778	80.09	6.272	741	515,287	81.24	56.05
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6 Months	215	47,661,441	19.91	7.275	705	221,681	84.85	11.51
12 Months	372	191,686,778	80.09	6.272	741	515,287	81.24	56.05
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
25.01 - 30.00	1	500,000	0.21	5.875	709	500,000	27.03	0.00
30.01 - 35.00	1	540,000	0.23	5.875	698	540,000	33.75	0.00
35.01 - 40.00	1	509,050	0.21	8.125	659	509,050	39.16	0.00
40.01 - 45.00	8	5,216,650	2.18	6.148	764	652,081	44.41	59.97
45.01 - 50.00	9	8,365,543	3.50	5.758	737	929,505	49.41	52.36
50.01 - 55.00	8	6,749,024	2.82	6.341	785	843,628	52.08	37.78
55.01 - 60.00	10	7,531,576	3.15	6.110	749	753,158	59.98	38.79
60.01 - 65.00	28	13,412,125	5.60	6.357	734	479,004	70.85	35.13
65.01 - 70.00	26	8,716,557	3.64	6.334	737	335,252	73.55	48.12
70.01 - 75.00	51	25,682,750	10.73	6.491	731	503,583	78.77	45.71
75.01 - 80.00	315	118,431,471	49.48	6.421	732	375,973	86.61	54.26
80.01 - 85.00	4	1,160,000	0.48	6.559	730	290,000	84.64	51.59
85.01 - 90.00	19	6,711,942	2.80	6.600	728	353,260	89.57	35.12
90.01 - 95.00	21	5,860,808	2.45	7.239	712	279,086	94.30	43.91
95.01 - 100.00	85	29,960,723	12.52	6.935	729	352,479	99.94	31.72
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
25.01 - 30.00	1	500,000	0.21	5.875	709	500,000	27.03	0.00
30.01 - 35.00	1	540,000	0.23	5.875	698	540,000	33.75	0.00
35.01 - 40.00	1	509,050	0.21	8.125	659	509,050	39.16	0.00
40.01 - 45.00	7	4,906,200	2.05	6.181	767	700,886	42.50	63.76
45.01 - 50.00	8	8,237,850	3.44	5.756	737	1,029,731	49.34	51.62
50.01 - 55.00	9	6,876,717	2.87	6.332	785	764,080	52.11	38.93
55.01 - 60.00	9	6,031,576	2.52	6.138	740	670,175	57.48	48.44
60.01 - 65.00	13	9,027,175	3.77	6.060	744	694,398	63.03	41.44
65.01 - 70.00	14	8,211,950	3.43	6.051	753	586,568	68.80	34.17
70.01 - 75.00	33	18,888,650	7.89	6.372	738	572,383	73.49	49.33
75.01 - 80.00	140	63,245,288	26.42	6.253	737	451,752	79.23	42.88
80.01 - 85.00	7	2,331,900	0.97	6.436	720	333,129	84.16	46.12
85.01 - 90.00	98	36,863,290	15.40	6.473	730	376,156	89.57	54.97
90.01 - 95.00	54	17,919,553	7.49	6.830	708	331,844	94.47	58.34
95.01 - 100.00	192	55,259,021	23.09	6.953	727	287,807	99.93	45.54
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	5	1,435,350	0.60	6.864	0	287,070	87.88	84.32
620 - 639	3	844,430	0.35	6.156	632	281,477	83.57	100.00
640 - 659	31	10,183,927	4.25	6.780	650	328,514	83.49	61.07
660 - 679	75	20,573,047	8.60	6.888	670	274,307	85.32	44.08
680 - 699	97	32,773,995	13.69	6.732	689	337,876	86.53	45.05
700 - 719	80	32,221,419	13.46	6.508	708	402,768	84.85	38.63
720 - 739	57	25,851,558	10.80	6.370	729	453,536	77.01	50.79
740 - 759	66	29,322,718	12.25	6.407	748	444,284	83.05	49.60
760 - 779	85	39,067,996	16.32	6.281	771	459,623	85.60	55.17
780 - 799	67	35,420,652	14.80	6.245	790	528,666	74.39	41.72
800 - 849	21	11,653,127	4.87	6.329	807	554,911	72.09	37.44
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Investor	119	19,555,488	8.17	7.443	719	164,332	89.74	45.00
Owner Occupied	366	179,154,577	74.85	6.339	733	489,493	80.77	48.94
Second Home	102	40,638,153	16.98	6.589	743	398,413	83.46	40.48
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2-4 Family	10	1,740,750	0.73	7.198	682	174,075	85.37	16.09
Condominium	113	35,207,777	14.71	6.643	740	311,573	86.49	33.59
PUD	275	131,303,883	54.86	6.400	733	477,469	82.67	49.43
Single Family	186	69,643,834	29.10	6.501	734	374,429	78.08	50.16
Townhouse	3	1,451,975	0.61	6.574	726	483,992	90.68	67.60
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Total Group I Mortgage Loan Statistics (continued)

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	232	112,920,277	47.18	6.295	733	486,725	82.46	100.00
No Documentation	39	7,739,110	3.23	7.944	711	198,439	86.84	0.00
No Ratio	60	16,482,769	6.89	7.177	711	274,713	84.71	0.00
Stated Income	224	89,310,313	37.31	6.439	741	398,707	81.66	0.00
Stated/Stated	28	8,604,100	3.59	6.622	713	307,289	77.07	0.00
Streamline	4	4,291,650	1.79	6.136	765	1,072,913	65.78	0.00
TOTAL	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Cash Out Refinance	92	43,981,558	18.38	6.311	720	478,060	71.43	51.87
Construction	24	13,560,915	5.67	6.228	746	565,038	72.86	93.64
Purchase	406	141,919,548	59.29	6.645	735	349,556	89.41	42.85
Rate/Term Refinance	65	39,886,198	16.66	6.117	743	613,634	70.17	41.60
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	344	158,809,540	66.35	6.406	736	461,656	80.08	44.37
Georgia	189	63,166,675	26.39	6.608	727	334,215	86.86	52.83
North Carolina	46	14,424,088	6.03	6.547	734	313,567	83.46	44.15
South Carolina	7	2,457,916	1.03	6.820	735	351,131	69.42	90.39
Tennessee	1	490,000	0.20	6.125	783	490,000	80.00	100.00
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	99	24,221,879	10.12	7.422	711	244,665	85.39	0.00
0.01 - 15.00	18	11,289,274	4.72	6.177	766	627,182	65.54	37.17
15.01 - 30.00	130	65,529,868	27.38	6.265	746	504,076	76.55	52.90
30.01 - 45.00	293	121,076,593	50.59	6.419	731	413,231	85.31	50.97
45.01 - 60.00	47	17,230,605	7.20	6.486	720	366,609	84.96	70.16
Total:	587	239,348,219	100.00	6.472	734	407,748	81.96	47.18

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	152,197,514	59,300	3,000,000
Average Scheduled Principal Balance	419,277
Number of Mortgage Loans	363

Weighted Average Gross Coupon	6.41%	5.00%	8.50%
Weighted Average FICO Score	735	637	817
Weighted Average Original LTV	76.96%	27.03%	100.00%
Weighted Average CLTV	81.76%	27.03%	100.00%
Weighted Average DTI	30.20%	2.28%	57.29%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	359	355	360
Weighted Average Seasoning	1	0	5

Weighted Average Gross Margin	2.25%	2.25%	2.25%
Weighted Average Minimum Interest Rate	1.92%	1.32%	2.00%
Weighted Average Maximum Interest Rate	12.45%	11.00%	14.50%
Weighted Average Initial Rate Cap	5.22%	0.00%	7.38%
Weighted Average Subsequent Rate Cap	2.00%	2.00%	Uncapped
Weighted Average Months to Roll	59	55	61

Maturity Date		October 1, 2036	April 1, 2037
Maximum Zip Code Concentration	34786 (2.57%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	99.44%	Single Family	27.48%
Weighted Average IO Term (Non-Zero)	120	2 - 4 Units	0.30%
Not Interest Only	0.56%	Condo	16.29%
		Planned Unit Development	55.07%
First Lien	100.00%	Townhouse	0.85%
Second Lien	0.00%
		Top 5 States:
Full Documentation	44.75%	Florida	63.39%
		Georgia	31.71%
Purchase	58.20%	North Carolina	3.40%
Cash Out Refinance	19.38%	South Carolina	1.18%
Rate/Term Refinance	15.80%	Tennessee	0.32%
Construction-to-Perm*	6.62%

Primary	74.13%
Investment	8.94%
Second / Vacation	16.93%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5/1LIBOR IO	241	124,549,273	81.83	6.217	741	516,802	81.16	51.90
5/6LIBOR	4	846,620	0.56	7.514	723	211,655	82.27	7.37
5/6LIBOR IO	118	26,801,621	17.61	7.277	708	227,132	84.57	12.71
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
50,001 - 100,000	31	2,537,250	1.67	7.833	720	81,847	93.79	30.81
100,001 - 150,000	42	5,110,207	3.36	7.555	708	121,672	92.45	17.38
150,001 - 200,000	34	6,012,106	3.95	7.465	718	176,827	94.18	37.95
200,001 - 250,000	15	3,251,650	2.14	7.493	701	216,777	88.72	19.53
250,001 - 300,000	18	4,818,497	3.17	6.950	707	267,694	87.14	21.82
300,001 - 350,000	16	5,161,577	3.39	6.943	726	322,599	93.18	6.77
350,001 - 400,000	13	4,836,880	3.18	7.032	730	372,068	93.47	46.42
400,001 - 450,000	40	17,244,800	11.33	6.421	729	431,120	86.21	40.06
450,001 - 500,000	43	20,605,793	13.54	6.277	735	479,204	83.66	44.49
500,001 - 550,000	24	12,597,848	8.28	6.439	742	524,910	84.20	29.01
550,001 - 600,000	23	13,352,723	8.77	6.268	739	580,553	87.40	61.18
600,001 - 650,000	17	10,775,295	7.08	6.083	739	633,841	78.57	52.49
650,001 - 700,000	12	8,240,975	5.41	6.044	747	686,748	78.84	33.51
700,001 - 750,000	5	3,618,601	2.38	5.822	736	723,720	88.64	80.10
750,001 - 800,000	7	5,383,350	3.54	5.906	738	769,050	78.17	85.36
800,001 - 850,000	2	1,660,000	1.09	6.184	740	830,000	77.21	100.00
850,001 - 900,000	3	2,642,800	1.74	5.917	734	880,933	74.61	0.00
900,001 - 950,000	2	1,845,000	1.21	6.313	728	922,500	80.55	100.00
950,001 - 1,000,000	5	4,910,488	3.23	5.829	725	982,098	72.22	39.32
1,100,001 - 1,200,000	4	4,592,100	3.02	6.121	746	1,148,025	74.42	75.57
1,300,001 - 1,400,000	2	2,666,324	1.75	6.563	707	1,333,162	54.12	100.00
1,400,001 - 1,500,000	2	3,000,000	1.97	6.063	791	1,500,000	56.43	50.00
1,500,001 +	3	7,333,250	4.82	5.673	768	2,444,417	49.90	40.91
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000 - 5.499	7	5,723,401	3.76	5.153	756	817,629	64.38	42.46
5.500 - 5.999	58	36,329,850	23.87	5.736	737	626,377	78.49	57.41
6.000 - 6.499	91	51,447,825	33.80	6.162	747	565,361	77.00	52.42
6.500 - 6.999	62	26,686,747	17.53	6.663	725	430,431	85.55	41.97
7.000 - 7.499	54	16,529,227	10.86	7.182	734	306,097	94.49	29.38
7.500 - 7.999	30	5,546,500	3.64	7.684	694	184,883	94.64	9.59
8.000 - 8.499	56	8,803,365	5.78	8.191	705	157,203	90.97	12.36
8.500 - 8.999	5	1,130,600	0.74	8.500	694	226,120	81.10	16.06
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
First Lien	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
No	4	846,620	0.56	7.514	723	211,655	82.27	7.37
Yes	359	151,350,894	99.44	6.405	735	421,590	81.76	44.96
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.250	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10.751 - 11.000	2	2,468,650	1.62	5.000	778	1,234,325	57.58	21.06
11.001 - 11.250	3	2,092,025	1.37	5.211	743	697,342	72.85	68.93
11.251 - 11.500	8	4,968,106	3.26	5.471	716	621,013	73.03	76.01
11.501 - 11.750	27	18,542,523	12.18	5.701	741	686,760	77.79	68.13
11.751 - 12.000	45	25,928,691	17.04	5.944	744	576,193	78.13	47.26
12.001 - 12.250	39	24,462,225	16.07	6.160	753	627,237	75.45	51.85
12.251 - 12.500	32	17,913,001	11.77	6.426	728	559,781	80.63	55.03
12.501 - 12.750	27	11,284,864	7.41	6.670	736	417,958	88.34	58.21
12.751 - 13.000	49	17,493,338	11.49	6.638	724	357,007	86.32	19.37
13.001 - 13.250	24	7,201,250	4.73	7.191	744	300,052	94.66	33.87
13.251 - 13.500	20	5,672,977	3.73	7.404	716	283,649	96.89	13.27
13.501 - 13.750	15	2,698,300	1.77	7.664	690	179,887	94.23	5.48
13.751 - 14.000	23	3,450,512	2.27	7.944	703	150,022	94.31	22.20
14.001 - 14.250	33	4,726,050	3.11	8.184	699	143,214	87.08	12.88
14.251 - 14.500	16	3,295,004	2.16	8.418	711	205,938	90.74	8.47
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	1	176,950	0.12	7.625	692	176,950	99.98	0.00
5.000	240	124,372,323	81.72	6.215	741	518,218	81.13	51.98
6.000	95	18,244,953	11.99	7.756	698	192,052	87.39	13.70
6.125	5	1,900,215	1.25	6.875	704	380,043	85.31	0.00
6.250	6	1,966,468	1.29	6.750	725	327,745	80.21	0.00
6.375	1	308,000	0.20	6.625	686	308,000	90.00	0.00
6.500	3	780,000	0.51	6.500	737	260,000	68.46	0.00
6.625	2	387,055	0.25	6.375	757	193,528	79.99	0.00
6.750	4	584,200	0.38	6.250	709	146,050	79.80	0.00
6.875	2	1,147,200	0.75	6.125	739	573,600	80.00	0.00
7.125	1	364,000	0.24	5.875	685	364,000	80.00	0.00
7.250	1	684,700	0.45	5.750	716	684,700	70.23	0.00
7.375	2	1,281,450	0.84	5.625	763	640,725	73.54	75.77
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Uncapped	122	27,648,241	18.17	7.284	708	226,625	84.50	12.55
2.000	241	124,549,273	81.83	6.217	741	516,802	81.16	51.90
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6.000	336	142,794,226	93.82	6.414	735	424,983	81.95	47.02
6.125	5	1,900,215	1.25	6.875	704	380,043	85.31	0.00
6.250	6	1,966,468	1.29	6.750	725	327,745	80.21	0.00
6.375	1	308,000	0.20	6.625	686	308,000	90.00	0.00
6.500	3	780,000	0.51	6.500	737	260,000	68.46	0.00
6.625	2	387,055	0.25	6.375	757	193,528	79.99	0.00
6.750	4	584,200	0.38	6.250	709	146,050	79.80	0.00
6.875	2	1,147,200	0.75	6.125	739	573,600	80.00	0.00
7.125	1	364,000	0.24	5.875	685	364,000	80.00	0.00
7.250	1	684,700	0.45	5.750	716	684,700	70.23	0.00
7.375	2	1,281,450	0.84	5.625	763	640,725	73.54	75.77
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
355	10	2,172,635	1.43	7.104	715	217,264	85.78	14.54
356	12	2,682,183	1.76	6.717	722	223,515	89.38	58.08
357	29	8,330,417	5.47	6.712	728	287,256	83.49	61.66
358	74	36,553,856	24.02	6.086	735	493,971	79.29	57.01
359	106	45,444,373	29.86	6.422	734	428,720	81.17	37.65
360	132	57,014,050	37.46	6.526	738	431,925	83.05	40.62
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
55	10	2,172,635	1.43	7.104	715	217,264	85.78	14.54
56	12	2,682,183	1.76	6.717	722	223,515	89.38	58.08
57	29	8,330,417	5.47	6.712	728	287,256	83.49	61.66
58	74	36,553,856	24.02	6.086	735	493,971	79.29	57.01
59	106	45,444,373	29.86	6.422	734	428,720	81.17	37.65
60	97	46,038,550	30.25	6.489	739	474,624	81.62	41.62
61	35	10,975,500	7.21	6.681	734	313,586	89.08	36.40
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75
Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2011-10	10	2,172,635	1.43	7.104	715	217,264	85.78	14.54
2011-11	12	2,682,183	1.76	6.717	722	223,515	89.38	58.08
2011-12	29	8,330,417	5.47	6.712	728	287,256	83.49	61.66
2012-01	74	36,553,856	24.02	6.086	735	493,971	79.29	57.01
2012-02	106	45,444,373	29.86	6.422	734	428,720	81.17	37.65
2012-03	97	46,038,550	30.25	6.489	739	474,624	81.62	41.62
2012-04	35	10,975,500	7.21	6.681	734	313,586	89.08	36.40
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6 Month Libor	122	27,648,241	18.17	7.284	708	226,625	84.50	12.55
1 Year Libor	241	124,549,273	81.83	6.217	741	516,802	81.16	51.90
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6 Months	122	27,648,241	18.17	7.284	708	226,625	84.50	12.55
12 Months	241	124,549,273	81.83	6.217	741	516,802	81.16	51.90
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
25.01 - 30.00	1	500,000	0.33	5.875	709	500,000	27.03	0.00
35.01 - 40.00	1	509,050	0.33	8.125	659	509,050	39.16	0.00
40.01 - 45.00	3	2,310,450	1.52	6.031	786	770,150	47.10	86.56
45.01 - 50.00	6	7,282,850	4.79	5.652	743	1,213,808	49.55	50.77
50.01 - 55.00	5	5,318,324	3.49	6.287	782	1,063,665	52.02	37.60
55.01 - 60.00	8	6,932,576	4.55	6.099	750	866,572	60.22	42.14
60.01 - 65.00	11	6,749,175	4.43	6.163	740	613,561	70.37	35.55
65.01 - 70.00	10	4,049,700	2.66	6.090	728	404,970	69.86	42.80
70.01 - 75.00	34	17,802,400	11.70	6.367	725	523,600	78.53	41.25
75.01 - 80.00	199	71,299,731	46.85	6.377	733	358,290	87.44	52.18
80.01 - 85.00	2	697,950	0.46	6.553	766	348,975	84.40	85.75
85.01 - 90.00	13	5,184,842	3.41	6.640	725	398,834	89.44	36.36
90.01 - 95.00	14	3,834,633	2.52	7.215	707	273,902	94.51	50.20
95.01 - 100.00	56	19,725,833	12.96	6.940	730	352,247	99.94	22.33
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
25.01 - 30.00	1	500,000	0.33	5.875	709	500,000	27.03	0.00
35.01 - 40.00	1	509,050	0.33	8.125	659	509,050	39.16	0.00
40.01 - 45.00	2	2,000,000	1.31	6.094	797	1,000,000	42.83	100.00
45.01 - 50.00	6	7,282,850	4.79	5.652	743	1,213,808	49.55	50.77
50.01 - 55.00	5	5,318,324	3.49	6.287	782	1,063,665	52.02	37.60
55.01 - 60.00	7	5,432,576	3.57	6.126	740	776,082	57.52	53.78
60.01 - 65.00	7	4,672,725	3.07	5.778	740	667,532	63.82	30.57
65.01 - 70.00	9	5,213,450	3.43	5.954	749	579,272	68.97	33.24
70.01 - 75.00	24	12,905,800	8.48	6.276	727	537,742	73.42	44.13
75.01 - 80.00	76	34,308,535	22.54	6.180	736	451,428	79.25	40.22
80.01 - 85.00	3	900,950	0.59	6.766	743	300,317	83.64	66.43
85.01 - 90.00	68	26,138,142	17.17	6.476	733	384,384	89.58	48.68
90.01 - 95.00	33	11,648,181	7.65	6.691	711	352,975	94.41	62.59
95.01 - 100.00	121	35,366,932	23.24	6.906	730	292,289	99.93	40.22
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	5	1,435,350	0.94	6.864	0	287,070	87.88	84.32
620 - 639	1	467,900	0.31	5.375	637	467,900	71.98	100.00
640 - 659	18	6,103,880	4.01	6.670	650	339,104	80.31	62.67
660 - 679	40	12,261,887	8.06	6.788	670	306,547	82.51	45.60
680 - 699	62	21,420,831	14.07	6.726	689	345,497	88.30	46.55
700 - 719	47	19,640,106	12.90	6.391	709	417,875	83.25	32.59
720 - 739	38	17,795,214	11.69	6.344	729	468,295	79.14	52.95
740 - 759	40	15,803,518	10.38	6.398	748	395,088	83.83	38.53
760 - 779	60	27,228,171	17.89	6.254	771	453,803	86.46	56.95
780 - 799	39	22,683,701	14.90	6.128	790	581,633	72.44	36.71
800 - 849	13	7,356,955	4.83	6.328	806	565,920	71.42	17.67
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Investor	73	13,601,233	8.94	7.432	727	186,318	89.27	46.03
Owner Occupied	224	112,821,816	74.13	6.268	734	503,669	80.20	45.58
Second Home	66	25,774,465	16.93	6.498	744	390,522	84.63	40.47
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2-4 Family	2	460,500	0.30	8.500	699	230,250	76.82	0.00
Condominium	81	24,798,239	16.29	6.696	741	306,151	87.86	29.53
PUD	164	83,814,376	55.07	6.322	734	511,063	81.87	47.27
Single Family	114	41,828,998	27.48	6.396	734	366,921	77.75	48.64
Townhouse	2	1,295,400	0.85	6.478	729	647,700	89.55	63.69
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-1 Mortgage Loan Statistics (continued)

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	135	68,113,982	44.75	6.182	732	504,548	81.59	100.00
No Documentation	26	4,615,566	3.03	8.129	725	177,522	88.47	0.00
No Ratio	27	8,555,020	5.62	7.124	713	316,853	83.53	0.00
Stated Income	157	63,680,746	41.84	6.433	742	405,610	82.44	0.00
Stated/Stated	16	4,407,600	2.90	6.553	703	275,475	79.10	0.00
Streamline	2	2,824,600	1.86	6.242	786	1,412,300	58.41	0.00
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Cash Out Refinance	57	29,497,170	19.38	6.269	722	517,494	70.24	42.36
Construction to Permanent	17	10,067,915	6.62	6.085	738	592,230	74.70	46.34
Purchase	250	88,580,780	58.20	6.622	735	354,323	89.73	50.32
Rate/Term Refinance	39	24,051,649	15.80	5.946	747	616,709	69.50	100.00
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	100.00

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	199	96,478,916	63.39	6.327	738	484,819	80.13	42.36
Georgia	146	48,265,713	31.71	6.581	727	330,587	86.08	50.20
North Carolina	15	5,174,218	3.40	6.403	741	344,948	79.12	50.32
South Carolina	2	1,788,666	1.18	6.472	753	894,333	61.29	100.00
Tennessee	1	490,000	0.32	6.125	783	490,000	80.00	100.00
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	45.98

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	53	13,170,586	8.65	7.476	717	248,502	85.26	0.00
0.01 - 15.00	11	8,577,924	5.64	6.163	774	779,811	67.23	40.26
15.01 - 30.00	80	38,144,612	25.06	6.189	749	476,808	77.03	43.89
30.01 - 45.00	192	81,204,487	53.35	6.365	730	422,940	84.71	49.03
45.01 - 60.00	27	11,099,905	7.29	6.437	711	411,108	83.60	70.58
Total:	363	152,197,514	100.00	6.411	735	419,277	81.76	44.75

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	63,054,908	48,000	1,900,000
Average Scheduled Principal Balance	360,314
Number of Mortgage Loans	175

Weighted Average Gross Coupon	6.66%	5.00%	8.63%
Weighted Average FICO Score	726	625	816
Weighted Average Original LTV	77.30%	33.75%	100.00%
Weighted Average CLTV	82.60%	33.75%	100.00%
Weighted Average DTI	27.55%	5.76%	53.42%

Weighted Average Original Term	361	360	480
Weighted Average Stated Remaining Term	360	355	480
Weighted Average Seasoning	1	0	5

Weighted Average Gross Margin	2.25%	2.25%	2.25%
Weighted Average Minimum Interest Rate	1.94%	1.42%	2.00%
Weighted Average Maximum Interest Rate	12.71%	11.00%	14.63%
Weighted Average Initial Rate Cap	5.30%	0.00%	7.13%
Weighted Average Subsequent Rate Cap	2.00%	2.00%	Uncapped
Weighted Average Months to Roll	83	79	85

Maturity Date		October 1, 2036	March 1, 2047
Maximum Zip Code Concentration	34110 (4.20%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	98.61%	Single Family	32.61%
Weighted Average IO Term (Non-Zero)	120	2 - 4 Units	2.03%
Not Interest Only	1.39%	Condo	12.39%
		Planned Unit Development	52.72%
First Lien	100.00%	Townhouse	0.25%
Second Lien	0.00%
		Top 4 States:
Full Documentation	48.29%	Florida	73.11%
		Georgia	15.76%
Purchase	58.90%	North Carolina	10.07%
Cash Out Refinance	17.21%	South Carolina	1.06%
Rate/Term Refinance	21.98%
Construction-to-Perm*	1.90%

Primary	73.96%
Investment	8.92%
Second / Vacation	17.12%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
7/1LIBOR IO	82	43,041,708	68.26	6.378	738	524,899	81.32	66.07
7/6LIBOR	5	879,549	1.39	8.033	723	175,910	87.18	20.10
7/6LIBOR IO	88	19,133,651	30.34	7.228	701	217,428	85.26	9.61
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 - 50,000	1	48,000	0.08	8.250	780	48,000	100.00	0.00
50,001 - 100,000	14	1,178,507	1.87	7.918	700	84,179	93.45	58.58
100,001 - 150,000	23	2,874,138	4.56	7.828	698	124,963	92.35	37.81
150,001 - 200,000	23	3,936,419	6.24	7.103	697	171,149	91.54	8.45
200,001 - 250,000	25	5,534,791	8.78	6.976	704	221,392	88.80	24.38
250,001 - 300,000	10	2,665,000	4.23	6.726	711	266,500	91.69	30.97
300,001 - 350,000	3	924,330	1.47	7.256	652	308,110	93.06	32.51
350,001 - 400,000	7	2,666,116	4.23	7.472	708	380,874	79.58	0.00
400,001 - 450,000	11	4,725,163	7.49	6.426	736	429,560	83.62	55.11
450,001 - 500,000	19	9,111,491	14.45	6.416	735	479,552	86.92	57.41
500,001 - 550,000	5	2,683,200	4.26	6.295	735	536,640	74.34	60.20
550,001 - 600,000	9	5,159,864	8.18	6.071	744	573,318	78.02	44.50
600,001 - 650,000	7	4,385,790	6.96	6.693	744	626,541	79.62	43.11
650,001 - 700,000	2	1,388,750	2.20	6.437	698	694,375	67.86	49.95
700,001 - 750,000	4	2,934,000	4.65	6.254	742	733,500	73.96	74.91
750,001 - 800,000	3	2,329,000	3.69	6.206	701	776,333	86.39	66.17
800,001 - 850,000	1	841,500	1.33	6.250	728	841,500	70.13	0.00
850,001 - 900,000	2	1,741,500	2.76	6.375	754	870,750	74.54	49.96
950,001 - 1,000,000	2	1,975,850	3.13	6.068	742	987,925	69.63	49.39
1,300,001 - 1,400,000	2	2,645,250	4.20	6.812	746	1,322,625	68.51	100.00
1,400,001 - 1,500,000	1	1,406,250	2.23	6.375	771	1,406,250	75.00	100.00
1,500,001 +	1	1,900,000	3.01	6.875	746	1,900,000	89.18	100.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000 - 5.499	2	1,014,713	1.61	5.213	751	507,357	79.07	0.00
5.500 - 5.999	15	8,205,342	13.01	5.775	729	547,023	72.18	53.40
6.000 - 6.499	39	17,974,250	28.51	6.238	743	460,878	79.58	58.93
6.500 - 6.999	43	20,072,701	31.83	6.692	732	466,807	83.14	60.54
7.000 - 7.499	24	6,833,363	10.84	7.208	701	284,723	90.88	28.65
7.500 - 7.999	26	4,985,242	7.91	7.694	693	191,740	89.50	13.37
8.000 - 8.499	20	2,637,947	4.18	8.254	703	131,897	94.54	26.60
8.500 - 8.999	6	1,331,350	2.11	8.538	672	221,892	90.00	0.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
First Lien	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
No	5	879,549	1.39	8.033	723	175,910	87.18	20.10
Yes	170	62,175,359	98.61	6.639	726	365,737	82.53	48.69
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.250	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10.751 - 11.000	1	438,713	0.70	5.000	794	438,713	77.85	0.00
11.251 - 11.500	3	1,576,000	2.50	5.454	758	525,333	78.54	63.45
11.501 - 11.750	4	2,184,942	3.47	5.670	745	546,236	72.03	74.59
11.751 - 12.000	11	6,275,400	9.95	5.908	721	570,491	75.12	44.68
12.001 - 12.250	16	8,963,250	14.21	6.225	748	560,203	76.45	64.88
12.251 - 12.500	22	10,879,670	17.25	6.451	738	494,530	83.87	71.83
12.501 - 12.750	6	3,616,200	5.74	6.717	700	602,700	83.64	78.32
12.751 - 13.000	40	14,732,581	23.36	6.688	736	368,315	82.54	38.58
13.001 - 13.250	13	4,082,188	6.47	7.226	698	314,014	90.39	17.10
13.251 - 13.500	15	3,350,514	5.31	7.425	679	223,368	85.96	24.01
13.501 - 13.750	12	1,642,100	2.60	7.750	698	136,842	93.52	31.07
13.751 - 14.000	8	1,650,453	2.62	7.898	713	206,307	94.22	15.54
14.001 - 14.250	12	1,192,650	1.89	8.203	698	99,388	95.37	41.99
14.251 - 14.500	11	2,061,447	3.27	8.431	692	187,404	90.45	4.89
14.501 - 14.750	1	408,800	0.65	8.625	672	408,800	95.00	0.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.000	3	923,950	1.47	6.826	716	307,983	96.97	15.15
4.250	1	418,000	0.66	7.125	680	418,000	100.00	100.00
5.000	78	41,699,758	66.13	6.361	739	534,612	80.79	66.85
5.125	1	139,500	0.22	7.875	671	139,500	95.82	0.00
5.625	2	510,200	0.81	7.500	663	255,100	94.99	0.00
5.750	1	202,900	0.32	7.375	667	202,900	94.99	0.00
6.000	65	12,536,450	19.88	7.693	696	192,868	88.69	16.08
6.125	6	1,337,950	2.12	6.875	750	222,992	80.35	0.00
6.375	2	440,250	0.70	6.625	671	220,125	86.13	0.00
6.500	4	1,390,550	2.21	6.500	736	347,638	74.47	0.00
6.625	6	1,014,300	1.61	6.375	675	169,050	89.99	0.00
6.750	2	1,091,500	1.73	6.250	719	545,750	71.42	0.00
7.000	3	970,600	1.54	6.000	709	323,533	77.87	0.00
7.125	1	379,000	0.60	5.875	726	379,000	55.82	0.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Uncapped	93	20,013,200	31.74	7.263	702	215,196	85.34	10.07
2.000	82	43,041,708	68.26	6.378	738	524,899	81.32	66.07
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.125	1	139,500	0.22	7.875	671	139,500	95.82	0.00
5.625	2	510,200	0.81	7.500	663	255,100	94.99	0.00
5.750	1	202,900	0.32	7.375	667	202,900	94.99	0.00
6.000	147	55,578,158	88.14	6.675	728	378,083	82.98	54.79
6.125	6	1,337,950	2.12	6.875	750	222,992	80.35	0.00
6.375	2	440,250	0.70	6.625	671	220,125	86.13	0.00
6.500	4	1,390,550	2.21	6.500	736	347,638	74.47	0.00
6.625	6	1,014,300	1.61	6.375	675	169,050	89.99	0.00
6.750	2	1,091,500	1.73	6.250	719	545,750	71.42	0.00
7.000	3	970,600	1.54	6.000	709	323,533	77.87	0.00
7.125	1	379,000	0.60	5.875	726	379,000	55.82	0.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	174	62,434,908	99.02	6.663	726	358,821	82.52	47.78
480	1	620,000	0.98	6.250	740	620,000	90.00	100.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
355	2	397,950	0.63	6.609	714	198,975	92.35	56.29
356	13	3,737,429	5.93	6.805	714	287,495	83.21	63.56
357	6	1,447,544	2.30	6.796	700	241,257	81.75	74.12
358	52	16,802,135	26.65	6.571	735	323,118	83.15	57.73
359	52	21,036,959	33.36	6.660	726	404,557	81.33	40.32
360	49	19,012,892	30.15	6.711	723	388,018	83.00	41.96
480	1	620,000	0.98	6.250	740	620,000	90.00	100.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29
Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
79	2	397,950	0.63	6.609	714	198,975	92.35	56.29
80	13	3,737,429	5.93	6.805	714	287,495	83.21	63.56
81	6	1,447,544	2.30	6.796	700	241,257	81.75	74.12
82	52	16,802,135	26.65	6.571	735	323,118	83.15	57.73
83	52	21,036,959	33.36	6.660	726	404,557	81.33	40.32
84	44	17,131,922	27.17	6.725	726	389,362	81.88	44.72
85	6	2,500,970	3.97	6.502	710	416,828	92.45	37.48
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2013-10	2	397,950	0.63	6.609	714	198,975	92.35	56.29
2013-11	13	3,737,429	5.93	6.805	714	287,495	83.21	63.56
2013-12	6	1,447,544	2.30	6.796	700	241,257	81.75	74.12
2014-01	52	16,802,135	26.65	6.571	735	323,118	83.15	57.73
2014-02	52	21,036,959	33.36	6.660	726	404,557	81.33	40.32
2014-03	44	17,131,922	27.17	6.725	726	389,362	81.88	44.72
2014-04	6	2,500,970	3.97	6.502	710	416,828	92.45	37.48
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6 Month Libor	93	20,013,200	31.74	7.263	702	215,196	85.34	10.07
1 Year Libor	82	43,041,708	68.26	6.378	738	524,899	81.32	66.07
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6 Months	93	20,013,200	31.74	7.263	702	215,196	85.34	10.07
12 Months	82	43,041,708	68.26	6.378	738	524,899	81.32	66.07
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
30.01 - 35.00	1	540,000	0.86	5.875	698	540,000	33.75	0.00
40.01 - 45.00	2	1,316,900	2.09	6.545	775	658,450	41.15	47.22
45.01 - 50.00	2	955,000	1.51	6.556	685	477,500	47.75	58.12
50.01 - 55.00	2	880,700	1.40	6.329	795	440,350	53.44	0.00
55.01 - 60.00	2	599,000	0.95	6.242	738	299,500	57.16	0.00
60.01 - 65.00	16	5,912,950	9.38	6.577	720	369,559	72.60	39.11
65.01 - 70.00	15	4,194,357	6.65	6.608	736	279,624	77.51	47.42
70.01 - 75.00	13	5,840,250	9.26	6.904	731	449,250	81.53	59.69
75.01 - 80.00	88	32,140,480	50.97	6.594	724	365,233	85.36	54.32
80.01 - 85.00	2	462,050	0.73	6.569	676	231,025	84.99	0.00
85.01 - 90.00	6	1,527,100	2.42	6.465	736	254,517	89.99	30.88
90.01 - 95.00	6	1,764,325	2.80	7.235	711	294,054	93.97	36.77
95.01 - 100.00	20	6,921,797	10.98	6.933	724	346,090	99.98	42.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
30.01 - 35.00	1	540,000	0.86	5.875	698	540,000	33.75	0.00
40.01 - 45.00	2	1,316,900	2.09	6.545	775	658,450	41.15	47.22
45.01 - 50.00	2	955,000	1.51	6.556	685	477,500	47.75	58.12
50.01 - 55.00	2	880,700	1.40	6.329	795	440,350	53.44	0.00
55.01 - 60.00	2	599,000	0.95	6.242	738	299,500	57.16	0.00
60.01 - 65.00	5	3,604,450	5.72	6.361	742	720,890	62.34	64.15
65.01 - 70.00	4	2,526,000	4.01	6.262	751	631,500	68.23	23.75
70.01 - 75.00	5	3,942,750	6.25	6.678	756	788,550	73.96	68.86
75.01 - 80.00	47	19,516,902	30.95	6.408	727	415,253	79.06	46.44
80.01 - 85.00	4	1,430,950	2.27	6.228	706	357,738	84.48	33.33
85.01 - 90.00	25	8,414,288	13.34	6.516	723	336,572	89.45	64.87
90.01 - 95.00	18	5,181,522	8.22	7.179	700	287,862	94.57	45.05
95.01 - 100.00	58	14,146,447	22.44	7.171	716	243,904	99.91	44.63
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
620 - 639	2	376,530	0.60	7.127	626	188,265	97.97	100.00
640 - 659	12	3,700,047	5.87	6.964	651	308,337	87.56	54.42
660 - 679	31	6,279,960	9.96	7.289	669	202,579	89.29	23.04
680 - 699	31	9,808,429	15.56	6.710	689	316,401	82.00	37.95
700 - 719	29	10,283,002	16.31	6.741	709	354,586	85.65	41.95
720 - 739	14	5,485,344	8.70	6.554	731	391,810	79.79	40.44
740 - 759	21	10,942,102	17.35	6.456	748	521,052	82.01	59.65
760 - 779	13	6,252,714	9.92	6.342	772	480,978	82.54	62.11
780 - 799	17	7,200,059	11.42	6.512	787	423,533	76.32	52.52
800 - 849	5	2,726,722	4.32	6.379	810	545,344	73.65	79.51
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Investor	44	5,624,795	8.92	7.491	695	127,836	91.05	43.40
Owner Occupied	102	46,638,036	73.96	6.495	729	457,236	81.31	48.30
Second Home	29	10,792,077	17.12	6.932	731	372,141	83.74	50.84
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2-4 Family	8	1,280,250	2.03	6.730	675	160,031	88.44	21.87
Condominium	26	7,813,238	12.39	6.586	734	300,509	83.44	49.55
PUD	83	33,244,521	52.72	6.618	722	400,536	84.14	48.86
Single Family	57	20,560,324	32.61	6.743	734	360,707	79.28	48.16
Townhouse	1	156,575	0.25	7.375	701	156,575	99.97	100.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	68	30,451,820	48.29	6.497	734	447,821	83.19	100.00
No Documentation	13	3,123,544	4.95	7.670	691	240,273	84.43	0.00
No Ratio	33	7,927,749	12.57	7.234	709	240,235	85.99	0.00
Stated Income	49	17,047,295	27.04	6.508	730	347,904	81.56	0.00
Stated/Stated	11	3,716,500	5.89	6.769	716	337,864	74.27	0.00
Streamline	1	788,000	1.25	5.875	685	788,000	80.00	0.00
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Cash Out Refinance	27	10,851,754	17.21	6.445	719	401,917	72.69	42.85
Construction	2	1,200,000	1.90	6.641	762	600,000	76.93	100.00
Purchase	124	37,142,355	58.90	6.807	724	299,535	89.88	45.36
Rate/Term Refinance	22	13,860,799	21.98	6.431	735	630,036	71.33	55.95
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	114	46,101,212	73.11	6.599	728	404,397	80.38	46.47
Georgia	31	9,935,169	15.76	6.762	726	320,489	90.53	69.87
North Carolina	25	6,349,277	10.07	6.821	718	253,971	85.35	26.04
South Carolina	5	669,250	1.06	7.750	688	133,850	91.15	64.70
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-2 Mortgage Loan Statistics (continued)

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	46	11,051,293	17.53	7.357	704	240,245	85.55	0.00
0.01 - 15.00	3	492,050	0.78	7.020	670	164,017	75.23	47.95
15.01 - 30.00	36	20,544,872	32.58	6.369	741	570,691	76.17	63.08
30.01 - 45.00	76	27,626,243	43.81	6.584	727	363,503	86.15	53.37
45.01 - 60.00	14	3,340,450	5.30	6.694	714	238,604	84.04	75.25
Total:	175	63,054,908	100.00	6.659	726	360,314	82.60	48.29

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	24,095,796	98,600	840,000
Average Scheduled Principal Balance	491,751
Number of Mortgage Loans	49

Weighted Average Gross Coupon	6.37%	5.50%	7.63%
Weighted Average FICO Score	749	646	816
Weighted Average Original LTV	78.03%	40.50%	100.00%
Weighted Average CLTV	81.57%	40.50%	100.00%
Weighted Average DTI	32.03%	3.90%	58.58%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	359	356	360
Weighted Average Seasoning	1	0	4

Weighted Average Gross Margin	2.25%	2.25%	2.25%
Weighted Average Minimum Interest Rate	1.93%	1.42%	2.00%
Weighted Average Maximum Interest Rate	12.37%	11.50%	13.63%
Weighted Average Initial Rate Cap	5.00%	5.00%	5.00%
Weighted Average Subsequent Rate Cap	2.00%	2.00%	2.00%
Weighted Average Months to Roll	119	116	121

Maturity Date		November 1, 2036	April 1, 2037
Maximum Zip Code Concentration	33498 (5.20%)

ARM	100.00%
Fixed Rate	0.00%

Interest Only	100.00%	Single Family	30.11%
Weighted Average IO Term (Non-Zero)	120	2 - 4 Units	0.00%
Not Interest Only	0.00%	Condo	10.77%
		Planned Unit Development	59.12%
First Lien	100.00%	Townhouse	0.00%
Second Lien	0.00%
		Top 3 States:
Full Documentation	59.57%	Florida	67.35%
		Georgia	20.61%
Purchase	67.22%	North Carolina	12.04%
Cash Out Refinance	15.08%
Rate/Term Refinance	8.19%
Construction-to-Perm*	9.52%

Primary	81.74%
Investment	1.37%
Second / Vacation	16.90%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
10/1LIBOR IO	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Current Principal Balance	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
50,001 - 100,000	1	98,600	0.41	7.250	786	98,600	79.97	100.00
100,001 - 150,000	2	266,093	1.10	6.200	731	133,046	77.05	47.99
200,001 - 250,000	3	665,960	2.76	6.923	764	221,987	96.53	31.70
250,001 - 300,000	1	261,850	1.09	7.625	773	261,850	93.52	0.00
300,001 - 350,000	1	334,950	1.39	7.250	682	334,950	100.00	0.00
350,001 - 400,000	1	380,000	1.58	6.750	646	380,000	95.00	100.00
400,001 - 450,000	8	3,456,243	14.34	6.635	747	432,030	89.36	74.82
450,001 - 500,000	10	4,721,348	19.59	6.111	750	472,135	76.90	59.93
500,001 - 550,000	5	2,609,600	10.83	6.428	748	521,920	71.95	100.00
550,001 - 600,000	5	2,907,961	12.07	6.374	745	581,592	80.63	39.36
600,001 - 650,000	3	1,893,750	7.86	5.997	747	631,250	85.85	33.78
650,001 - 700,000	5	3,328,441	13.81	6.273	738	665,688	80.00	39.27
700,001 - 750,000	1	750,000	3.11	6.375	786	750,000	61.43	0.00
750,001 - 800,000	1	765,000	3.17	6.375	752	765,000	79.56	100.00
800,001 - 850,000	2	1,656,000	6.87	6.306	785	828,000	89.86	100.00
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.500 - 5.999	7	3,552,893	14.74	5.824	752	507,556	77.17	55.25
6.000 - 6.499	20	11,237,259	46.64	6.173	750	561,863	77.62	51.80
6.500 - 6.999	14	6,810,641	28.26	6.652	750	486,474	84.50	81.49
7.000 - 7.499	7	2,233,153	9.27	7.179	728	319,022	98.08	45.70
7.500 - 7.999	1	261,850	1.09	7.625	773	261,850	93.52	0.00
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
First Lien	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Yes	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.250	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
11.251 - 11.500	1	483,000	2.00	5.500	722	483,000	43.91	0.00
11.751 - 12.000	14	7,551,492	31.34	5.949	760	539,392	80.28	53.36
12.001 - 12.250	6	3,204,959	13.30	6.191	746	534,160	81.52	48.47
12.251 - 12.500	11	5,840,550	24.24	6.424	744	530,959	76.51	62.97
12.501 - 12.750	8	3,970,791	16.48	6.708	742	496,349	90.33	88.73
12.751 - 13.000	3	1,282,460	5.32	6.946	755	427,487	76.95	82.00
13.001 - 13.250	4	1,080,250	4.48	7.224	745	270,063	98.17	9.13
13.251 - 13.500	1	420,443	1.74	7.375	688	420,443	100.00	100.00
13.501 - 13.750	1	261,850	1.09	7.625	773	261,850	93.52	0.00
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
5.000	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2.000	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6.000	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
360	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
356	1	230,860	0.96	7.000	772	230,860	90.00	0.00
357	6	3,053,700	12.67	6.387	738	508,950	75.68	44.41
358	8	3,819,836	15.85	6.316	737	477,479	76.07	64.74
359	18	9,835,300	40.82	6.309	745	546,406	84.87	70.68
360	16	7,156,100	29.70	6.441	764	447,256	82.21	49.95
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
116	1	230,860	0.96	7.000	772	230,860	90.00	0.00
117	6	3,053,700	12.67	6.387	738	508,950	75.68	44.41
118	8	3,819,836	15.85	6.316	737	477,479	76.07	64.74
119	18	9,835,300	40.82	6.309	745	546,406	84.87	70.68
120	9	4,051,800	16.82	6.327	773	450,200	82.94	35.64
121	7	3,104,300	12.88	6.591	751	443,471	81.27	68.62
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2016-11	1	230,860	0.96	7.000	772	230,860	90.00	0.00
2016-12	6	3,053,700	12.67	6.387	738	508,950	75.68	44.41
2017-01	8	3,819,836	15.85	6.316	737	477,479	76.07	64.74
2017-02	18	9,835,300	40.82	6.309	745	546,406	84.87	70.68
2017-03	9	4,051,800	16.82	6.327	773	450,200	82.94	35.64
2017-04	7	3,104,300	12.88	6.591	751	443,471	81.27	68.62
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 Year Libor	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
12 Months	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
40.01 - 45.00	3	1,589,300	6.60	5.990	723	529,767	43.19	31.86
45.01 - 50.00	1	127,693	0.53	5.875	785	127,693	54.17	100.00
50.01 - 55.00	1	550,000	2.28	6.875	793	550,000	50.46	100.00
60.01 - 65.00	1	750,000	3.11	6.375	786	750,000	61.43	0.00
65.01 - 70.00	1	472,500	1.96	6.000	816	472,500	70.00	100.00
70.01 - 75.00	4	2,040,100	8.47	6.388	775	510,025	72.96	44.54
75.01 - 80.00	28	14,991,261	62.22	6.257	744	535,402	85.29	64.01
90.01 - 95.00	1	261,850	1.09	7.625	773	261,850	93.52	0.00
95.01 - 100.00	9	3,313,093	13.75	6.909	738	368,121	99.92	66.19
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

Combined Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
40.01 - 45.00	3	1,589,300	6.60	5.990	723	529,767	43.19	31.86
50.01 - 55.00	2	677,693	2.81	6.687	791	338,846	51.16	100.00
60.01 - 65.00	1	750,000	3.11	6.375	786	750,000	61.43	0.00
65.01 - 70.00	1	472,500	1.96	6.000	816	472,500	70.00	100.00
70.01 - 75.00	4	2,040,100	8.47	6.388	775	510,025	72.96	44.54
75.01 - 80.00	17	9,419,851	39.09	6.196	757	554,109	79.49	45.18
85.01 - 90.00	5	2,310,860	9.59	6.289	718	462,172	90.00	90.01
90.01 - 95.00	3	1,089,850	4.52	6.652	725	363,283	94.64	75.97
95.01 - 100.00	13	5,745,643	23.85	6.707	734	441,973	99.95	80.51
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57
FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
640 - 659	1	380,000	1.58	6.750	646	380,000	95.00	100.00
660 - 679	4	2,031,200	8.43	6.247	670	507,800	90.02	100.00
680 - 699	4	1,544,734	6.41	6.953	687	386,184	90.75	69.36
700 - 719	4	2,298,311	9.54	6.472	707	574,578	95.06	75.31
720 - 739	5	2,571,000	10.67	6.159	726	514,200	56.37	57.88
740 - 759	5	2,577,098	10.70	6.246	751	515,420	82.66	74.78
760 - 779	12	5,587,110	23.19	6.346	771	465,593	84.85	38.73
780 - 799	11	5,536,893	22.98	6.380	790	503,354	79.85	48.17
800 - 849	3	1,569,450	6.51	6.249	805	523,150	72.49	57.03
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Investor	2	329,460	1.37	7.075	776	164,730	87.00	29.93
Owner Occupied	40	19,694,725	81.74	6.378	744	492,368	82.79	69.68
Second Home	7	4,071,611	16.90	6.250	771	581,659	75.24	13.06
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Condominium	6	2,596,300	10.77	6.309	755	432,717	82.55	24.28
PUD	28	14,244,985	59.12	6.347	754	508,749	83.92	63.43
Single Family	15	7,254,511	30.11	6.423	735	483,634	76.60	64.63
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	29	14,354,475	59.57	6.405	738	494,982	85.00	100.00
Stated Income	18	8,582,272	35.62	6.343	762	476,793	76.05	0.00
Stated/Stated	1	480,000	1.99	6.125	776	480,000	80.00	0.00
Streamline	1	679,050	2.82	6.000	771	679,050	79.89	0.00
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Cash Out Refinance	8	3,632,634	15.08	6.255	701	454,079	77.31	74.12
Construction	5	2,293,000	9.52	6.642	770	458,600	62.68	62.41
Purchase	32	16,196,413	67.22	6.397	756	506,138	86.58	60.04
Rate/Term Refinance	4	1,973,750	8.19	5.994	748	493,438	70.24	25.65
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	31	16,229,411	67.35	6.334	752	523,529	78.93	50.40
Georgia	12	4,965,793	20.61	6.564	734	413,816	87.02	81.83
North Carolina	6	2,900,593	12.04	6.202	755	483,432	87.03	72.82
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Group I-3 Mortgage Loan Statistics (continued)

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0.01 - 15.00	4	2,219,300	9.21	6.045	756	554,825	56.86	22.81
15.01 - 30.00	14	6,840,384	28.39	6.372	745	488,599	75.03	72.54
30.01 - 45.00	25	12,245,863	50.82	6.406	746	489,835	87.43	58.36
45.01 - 60.00	6	2,790,250	11.58	6.431	764	465,042	91.52	62.36
Total:	49	24,095,796	100.00	6.366	749	491,751	81.57	59.57

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Price/Yield Tables - Exhibit II

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group I
Preliminary Term Sheet

Contact Information

MBS Trading

Paul Van Lingen	Tel: (212) 272-4976
Senior Managing Director	pvanlingen@bear.com

Mark Michael	Tel: (212) 272-4976
Managing Director	mmichael@bear.com

MBS Structuring

Chad Goodman	Tel: (212) 272-7217
Associate Director	chad.goodman@bear.com

MBS Banking

Baron Silverstein	Tel: (212) 272-3877
Senior Managing Director	bsilverstein@bear.com

Jeff Maggard	Tel: (212) 272-9457
Managing Director	jmaggard@bear.com

Craig Meltzer	Tel: (212) 272-1516
Analyst	cmeltzer@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Senior Managing Director	cfuller@bear.com

Rating Agencies

TBD - S&P

TBD- Moodys

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 23, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.